UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 3, 2007


                       THE MANAGEMENT NETWORK GROUP, INC.
               (Exact name of company as specified in its charter)


          Delaware                     0-27617                  48-1129619
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission file number)       (IRS Employer
     of incorporation)                                    Identification Number)


         7300 College Boulevard, Suite 302, Overland Park, Kansas 66210
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (913) 345-9315
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 3, 2007, we completed the acquisition of RVA Consulting, LLC, a New Jersey limited liability company ("RVA"), pursuant to the terms of a previously disclosed definitive agreement. RVA is a telecommunications consulting firm based in Somerset, New Jersey.

We acquired RVA for a total purchase price of approximately $7 million, plus potential earn-out consideration of up to $5.4 million in cash and equity tied to future operating results of RVA and other performance. The sellers were RVA Holdings, LLC, Mark Markowitz, Dale Reynolds and Dawn Saitta, all of whom were unrelated to TMNG.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

The financial statements required by this Item will be filed by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE MANAGEMENT NETWORK GROUP, INC.


Date:  August 9, 2007                     By:  /s/ Donald E. Klumb
                                              ----------------------------------
                                              Donald E. Klumb
                                              Vice President and Chief Financial
                                                 Officer